UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 18, 2008
                                ----------------


                        Energy Services Acquisition Corp.
                       ----------------------------------
             (Exact name of Registrant as specified in its charter)

        Delaware                        001-32998             20-4606266
       ---------                        ---------              ----------
(State or Other Jurisdiction           (Commission          (I.R.S. Employer
     of Incorporation)                 File Number)         Identification No.)

               2450 First Avenue, Huntington, West Virginia 25703
               --------------------------------------------------
                    (Address of principal executive offices)

                                 (304) 528-2791
                                -----------------
               Registrant's telephone number, including area code

                                 Not Applicable
                               ------------------
          (Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01   Entry into a Material Definitive Agreement
            ------------------------------------------

     On January 24, 2008, Energy Services Acquisition Corp. (the "Company"), announced that it had entered into a Stock Purchase Agreement to acquire GasSearch Drilling Services Corporation, Parkersburg, West Virginia, for a purchase price of $23.5 million, payable in cash and stock as follows: (i) $17.5 million in cash to cover current debt and capital expenditures and (ii) a number of shares of Company common stock equaling value to $3.5 million based upon the arithmetic average of the closing price of Company common stock as reported on the American Stock Exchange for the five consecutive trading days beginning three trading days before the announcement of the GasSearch Acquisition and the balance ($2.5 million) in cash. GasSearch Drilling Services Corporation is a wholly-owned subsidiary of GasSearch Corporation. For more specific information related to the GasSearch Drilling Services Acquisition, please see a copy of the Stock Purchase Agreement and a copy of the press release announcing the GasSearch Drilling Services Acquisition which are attached as Exhibits 10.1 and
99.1 to this report, respectively.

     On January 24, 2008, the Company announced that it entered into an Agreement and Plan of Merger to acquire S.T. Pipeline, Inc., Clendenin, West Virginia.

     Pursuant to the agreement to acquire S.T. Pipeline, shareholders of S.T. Pipeline shall have a right to receive up to $15,200 per share in cash, or $19.0 million in the aggregate, subject to a reduction to reflect the book value of certain assets and a further reduction of $3.0 million that will be paid to S.T. Pipeline shareholders on a deferred basis. In addition, Energy Services has agreed to enter into a three-year employment agreement with James E. Shafer and a non-compete agreement with Pauletta Sue Shafer, the owners of S.T. Pipeline. Each of Mr. and Mrs. Shafer has agreed to vote their shares in favor of the S.T. Pipeline Acquisition. Any payments to shareholders of S.T. Pipeline will be adjusted upward to reflect the additional tax of S.T. Pipeline's shareholders as a result of the parties' election under Internal Revenue Code Section 338(h)(10). For more specific information related to the S.T. Pipeline Acquisition, please see a copy of the Agreement and Plan of Merger and a copy of the press release announcing the S.T. Pipeline Acquisition which are attached as Exhibits 10.3 and 99.2 to this report, respectively.

     The closing of each of the GasSearch Drilling Services Acquisition and the S.T. Pipeline Acquisition is subject to various closing conditions, including the acquisition of businesses, such that the total value of the businesses acquired have an aggregate fair value of 80% of the Company's net assets, as defined in its initial public offering. In addition, the closing of the acquisition is further conditioned on holders of less than 20% of the shares of the Company's common stock voting against either of the transactions and electing to convert the Company's common stock into cash from the trust fund established in connection with the Company's initial public offering.

Item 9.01  Financial Statements and Exhibits
           ---------------------------------

         (d)   Exhibits:

               The following Exhibit is attached as part of this report:

               10.1     Stock Purchase Agreement
               10.2     Form of Employment Agreement with Denny P. Harton
               10.3     Agreement and Plan of Merger
               10.4     Form of Employment Agreement with James E. Shafer

               10.5     Form of Consulting Agreement with Pauletta Sue Shafer
               99.1 Press release of Energy Services Acquisition Corp. to registrant has duly caused this report to be signed on its behalf by
                        January 24, 2008
               99.2 Press release of Energy Services Acquisition Corp. to acquire S.T. Pipeline, Inc. dated January 24, 2008


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ENERGY SERVICES ACQUISITION CORP.



DATE: January 24, 2008                     By: /s/ Marshall T. Reynolds
                                               ---------------------------------
                                               Marshall T. Reynolds
                                               Chairman, Chief Executive Officer
                                                and Secretary
                                               (Duly Authorized Representative)




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                                  EXHIBIT INDEX

Exhibit No.             Description
-----------             -----------

               10.1     Stock Purchase Agreement
               10.2     Form of Employment Agreement with Denny P. Harton
               10.3     Agreement and Plan of Merger
               10.4     Form of Employment Agreement with James E. Shafer
               10.5     Form of Consulting Agreement with Pauletta Sue Shafer
               99.1 Press release of Energy Services Acquisition Corp. to acquire GasSearch Drilling Services Corporation dated January 24, 2008
               99.2 Press release of Energy Services Acquisition Corp. to acquire S.T. Pipeline, Inc. dated January 24, 2008